FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2020 Financial Results

HANOVER, Md. - March 5, 2020 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal first quarter ended January 31, 2020.

•	Q1 Revenue: $832.9 million, increasing 7.0% year over year

•	Q1 Net Income per Share: $0.40 GAAP; $0.52 adjusted (non-GAAP)

•	Share Repurchases: Repurchased approximately 1.3 million shares of common stock for an aggregate price of $50.7 million during the quarter

"We began fiscal 2020 with another quarter of outstanding financial performance, including 7% year-over-year revenue growth and robust operating results," said Gary Smith, President and CEO, Ciena. "We are well-positioned to continue gaining share by leveraging our financial strength, global scale, diversification and increasing technology leadership."

For the fiscal first quarter 2020, Ciena reported revenue of $832.9 million as compared to $778.5 million for the fiscal first quarter 2019.

Ciena's GAAP net income for the fiscal first quarter 2020 was $62.3 million, or $0.40 per diluted common share, which compares to a GAAP net income of $33.6 million, or $0.21 per diluted common share, for the fiscal first quarter 2019.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2020 was $81.7 million, or $0.52 per diluted common share, which compares to an adjusted (non-GAAP) net income of $52.8 million, or $0.33 per diluted common share, for the fiscal first quarter 2019.

Fiscal First Quarter 2020 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q1	Q1
	FY 2020	FY 2019	Y-T-Y*
Revenue	$832.9	$778.5	7.0%
Gross margin	44.5%	41.5%	3.0%
Operating expense	$292.6	$275.4	6.2%
Operating margin	9.4%	6.2%	3.2%

	Non-GAAP Results
	Q1	Q1
	FY 2020	FY 2019	Y-T-Y*
Revenue	$832.9	$778.5	7.0%
Adj. gross margin	45.1%	42.2%	2.9%
Adj. operating expense	$266.4	$253.6	5.0%
Adj. operating margin	13.1%	9.6%	3.5%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q1 FY 2020		Q1 FY 2019
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$591.5	71.0	$548.9	70.5
Packet Networking	67.5	8.1	71.6	9.2
Total Networking Platforms	659.0	79.1	620.5	79.7

Platform Software and Services	51.9	6.2	41.6	5.3

Blue Planet Automation Software and Services	15.5	1.9	15.0	1.9

Global Services
Maintenance Support and Training	61.8	7.4	61.3	8.0
Installation and Deployment	34.9	4.2	30.6	3.9
Consulting and Network Design	9.8	1.2	9.5	1.2
Total Global Services	106.5	12.8	101.4	13.1

Total	$832.9	100.0	$778.5	100.0

Additional Performance Metrics for Fiscal First Quarter 2020

	Revenue by Geographic Region
	Q1 FY 2020		Q1 FY 2019
	Revenue	% **	Revenue	% **
Americas	$574.0	68.9	$516.4	66.3
Europe, Middle East and Africa	130.0	15.6	129.2	16.6
Asia Pacific	128.9	15.5	132.9	17.1
Total	$832.9	100.0	$778.5	100.0
** Denotes % of total revenue

•	Two 10%-plus customers represented a total of 24% of revenue

•	Cash and investments totaled $957.4 million

•	Cash flow from operations totaled $39.8 million

•	Average days' sales outstanding (DSOs) were 80

•	Accounts receivable balance was $655.1 million

•	Unbilled contract asset balance was $83.7 million

•	Inventories totaled $342.7 million, including:

◦	Raw materials: $106.5 million

◦	Work in process: $11.7 million

◦	Finished goods: $219.9 million

◦	Deferred cost of sales: $49.3 million

◦	Reserve for excess and obsolescence: $(44.7) million

•	Product inventory turns were 4.5

•	Headcount totaled 6,588

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2020 Results
Today, Thursday, March 5, 2020, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal first quarter 2020 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “We began fiscal 2020 with another quarter of outstanding financial performance, including 7% year-over-year revenue growth and robust operating results. We are well-positioned to continue gaining share by leveraging our financial strength, global scale, diversification and increasing technology leadership.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, pandemics, or a widespread health epidemic, such as the outbreak of the 2019 novel coronavirus; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs and duties; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on December 20, 2019 and included in its Quarterly Report on Form 10-Q for the current quarter. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our clients create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2020	2019
Revenue:
Products	$687,215	$642,532
Services	145,697	135,995
Total revenue	832,912	778,527
Cost of goods sold:
Products	389,013	380,442
Services	73,364	74,744
Total cost of goods sold	462,377	455,186
Gross profit	370,535	323,341
Operating expenses:
Research and development	130,900	128,633
Selling and marketing	107,066	98,113
General and administrative	42,468	39,243
Amortization of intangible assets	5,853	5,528
Significant asset impairments and restructuring costs	4,472	2,273
Acquisition and integration costs	1,819	1,608
Total operating expenses	292,578	275,398
Income from operations	77,957	47,943
Interest and other income, net	3,646	4,253
Interest expense	(8,815)	(9,441)
Loss on extinguishment and modification of debt	(646)	—
Income before income taxes	72,142	42,755
Provision for income taxes	9,814	9,139
Net income	$62,328	$33,616

Net Income per Common Share
Basic net income per common share	$0.40	$0.22
Diluted net income per potential common share	$0.40	$0.21

Weighted average basic common shares outstanding	154,334	156,314
Weighted average dilutive potential common shares outstanding [1]	155,738	158,174

1. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first quarter of fiscal 2020 includes 1.4 million shares underlying certain stock options and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first first quarter of fiscal 2019 includes 1.9 million shares underlying certain stock options and stock unit awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$837,286	$904,045
Short-term investments	110,067	109,940
Accounts receivable, net	655,105	724,854
Inventories	342,673	345,049
Prepaid expenses and other	321,313	297,914
Total current assets	2,266,444	2,381,802
Long-term investments	10,076	10,014
Equipment, building, furniture and fixtures, net	277,739	286,884
Operating lease right-of-use assets	50,148	—
Goodwill	310,913	297,937
Other intangible assets, net	125,640	112,781
Deferred tax asset, net	699,439	714,942
Other long-term assets	90,488	88,986
Total assets	$3,830,887	$3,893,346
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$311,748	$344,819
Accrued liabilities and other short-term obligations	273,305	382,740
Deferred revenue	122,410	111,381
Operating lease liabilities	18,623	—
Current portion of long-term debt	7,000	7,000
Total current liabilities	733,086	845,940
Long-term deferred revenue	44,425	45,492
Other long-term obligations	125,607	148,747
Long-term operating lease liabilities	53,333	—
Long-term debt, net	680,786	680,406
Total liabilities	$1,637,237	$1,720,585
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 153,946,833 and 154,403,850 shares issued and outstanding	1,539	1,544
Additional paid-in capital	6,801,907	6,837,714
Accumulated other comprehensive loss	(27,711)	(22,084)
Accumulated deficit	(4,582,085)	(4,644,413)
Total stockholders’ equity	2,193,650	2,172,761
Total liabilities and stockholders’ equity	$3,830,887	$3,893,346

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended January 31,
	2020	2019
Cash flows provided by (used in) operating activities:
Net income	$62,328	$33,616
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	25,782	21,513
Share-based compensation costs	15,602	13,755
Amortization of intangible assets	9,687	8,947
Deferred taxes	10,788	5,037
Provision for inventory excess and obsolescence	6,699	4,673
Provision for warranty	7,898	3,891
Other	4,540	3,356
Changes in assets and liabilities:
Accounts receivable	64,938	38,544
Inventories	(4,481)	(67,555)
Prepaid expenses and other	(29,792)	1,133
Operating lease right-of-use assets	4,176	—
Accounts payable, accruals and other obligations	(142,229)	(76,351)
Deferred revenue	8,926	(4,664)
Short and long-term operating lease liabilities	(5,098)	—
Net cash provided by (used in) operating activities	39,764	(14,105)
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(26,820)	(15,345)
Purchase of available for sale securities	(29,733)	(68,516)
Proceeds from maturities of available for sale securities	30,000	60,000
Proceeds from sales of available for sale securities	—	98,265
Settlement of foreign currency forward contracts, net	(73)	(4,650)
Acquisition of business, net of cash acquired	(28,300)	—
Purchase of equity investment	—	(333)
Net cash provided by (used in) investing activities	(54,926)	69,421
Cash flows used in financing activities:
Payment of long term debt	—	(1,750)
Payment of debt issuance costs	(382)	—
Payment of finance lease obligations	(722)	(758)
Payment for debt conversion liability	—	(111,268)
Shares repurchased for tax withholdings on vesting of restricted stock units	(12,572)	(10,026)
Repurchases of common stock - repurchase program	(49,203)	(19,721)
Proceeds from issuance of common stock	11,862	10,899
Net cash used in financing activities	(51,017)	(132,624)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(643)	695
Net decrease in cash, cash equivalents and restricted cash	(66,822)	(76,613)
Cash, cash equivalents and restricted cash at beginning of period	904,161	745,423
Cash, cash equivalents and restricted cash at end of period	$837,339	$668,810
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$9,325	$10,007
Cash paid during the period for income taxes, net	$8,325	$3,402
Operating lease payments	$5,642	$—
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$5,905	$5,471
Repurchase of common stock in accrued liabilities from repurchase program	$1,501	$1,441
Conversion of debt conversion liability into 1,585,140 shares of common stock	$—	$52,944
Operating lease right-of-use assets subject to lease liability	$1,157	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended January 31,
	2020	2019
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$370,535	$323,341
Share-based compensation-products	671	637
Share-based compensation-services	842	770
Amortization of intangible assets	3,834	3,418
Total adjustments related to gross profit	5,347	4,825
Adjusted (non-GAAP) gross profit	$375,882	$328,166
Adjusted (non-GAAP) gross profit percentage	45.1%	42.2%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$292,578	$275,398
Share-based compensation-research and development	3,849	3,391
Share-based compensation-sales and marketing	4,613	3,785
Share-based compensation-general and administrative	5,527	5,112
Amortization of intangible assets	5,853	5,528
Significant asset impairments and restructuring costs	4,472	2,273
Acquisition and integration costs	1,819	1,608
Legal settlement	—	137
Total adjustments related to operating expense	26,133	21,834
Adjusted (non-GAAP) operating expense	$266,445	$253,564

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$77,957	$47,943
Total adjustments related to gross profit	5,347	4,825
Total adjustments related to operating expense	26,133	21,834
Total adjustments related to income from operations	31,480	26,659
Adjusted (non-GAAP) income from operations	$109,437	$74,602
Adjusted (non-GAAP) operating margin percentage	13.1%	9.6%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$62,328	$33,616
Exclude GAAP provision for income taxes	9,814	9,139
Income before income taxes	72,142	42,755
Total adjustments related to income from operations	31,480	26,659
Loss on extinguishment and modification of debt	646	—
Adjusted income before income taxes	104,268	69,414
Non-GAAP tax provision on adjusted income before income taxes	22,522	16,590
Adjusted (non-GAAP) net income	$81,746	$52,824

Weighted average basic common shares outstanding	154,334	156,314
Weighted average dilutive potential common shares outstanding [1]	155,738	158,174

Net Income per Common Share
GAAP diluted net income per common share	$0.40	$0.21
Adjusted (non-GAAP) diluted net income per common share	$0.52	$0.33

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2020 includes 1.4 million shares underlying certain stock options and stock unit awards.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2019 includes 1.9 million shares underlying certain stock options and restricted stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended January 31,
	2020	2019
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$62,328	$33,616
Add: Interest expense	8,815	9,441
Less: Interest and other income, net	3,646	4,253
Add: Loss on extinguishment and modification of debt	646	—
Add: Provision for income taxes	9,814	9,139
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	25,782	21,513
Add: Amortization of intangible assets	9,687	8,947
EBITDA	$113,426	$78,403
Add: Shared-based compensation cost	15,602	13,755
Add: Significant asset impairments and restructuring costs	4,472	2,273
Add: Acquisition and integration costs	1,819	1,608
Add: Legal settlement	—	137
Adjusted EBITDA	$135,319	$96,176

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Acquisition and integration costs - consist of financial, legal and accounting advisors' costs and severance and other employment-related costs related to Ciena's acquisition of Packet Design and DonRiver in fiscal 2018, including costs associated with a three-year earn-out arrangement related to the DonRiver acquisition and Ciena's acquisition of Centina in the first quarter of fiscal 2020. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•	Legal settlement - costs incurred as a result of a settlement, during the first quarter of fiscal 2019.

•	Loss on extinguishment and modification of debt - reflects extinguishment and modification of debt expenses related to refinancing of our Term Loan due September 28, 2025.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 21.6% for the first fiscal quarter of 2020 and 23.9% for the first fiscal quarter of 2019. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.